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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K



                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported): AUGUST 29, 2003



                          J. B. POINDEXTER & CO., INC.
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                 (State or other jurisdiction of incorporation)


               33-75154                                   76-0312814
        (Commission File Number)               (IRS Employer Identification No.)

1100 LOUISIANA, SUITE 5400, HOUSTON, TEXAS                  77002
 (Address of principal executive offices)                (Zip Code)


       Registrant's telephone number, including area code: (713) 655-9800




          (Former name or former address, if changed since last report)

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ITEM 5.  OTHER EVENTS.

         On August 29, 2003, J. B. Poindexter & Co., Inc. (the "Company") announced that it had commenced an offer to purchase for cash up to $12.5 million aggregate principal amount of its 12.50% Senior Secured Notes due 2007 (the "Notes"), at prices determined by a "Modified Dutch Auction" procedure within the purchase price range of $870 to $920 per $1,000 principal amount of Notes. A copy of the press release regarding such announcement is filed as
Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

         The information contained in this Current Report on Form 8-K, including the exhibit hereto, is not an offer to purchase, a solicitation of an offer to purchase, or a solicitation of an offer to sell securities, with respect to any Notes. The offer to purchase Notes may only be made pursuant to the terms of the Company's Offer to Purchase and the accompanying Letter of Transmittal.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         c.  Exhibits

             99.1     Press Release.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            J. B. POINDEXTER & CO., INC.



                                            By:  /s/ ROBERT S. WHATLEY
                                                --------------------------------
                                                     Robert S. Whatley,
                                                     Principal Financial and
                                                     Accounting Officer


Date: August 29, 2003